CANANDAIGUA NATIONAL CORPORATION
72 SOUTH MAIN STREET
CANANDAIGUA, NEW YORK 14424

This Proxy Statement is being mailed to holders of common stock, in connection with solicitation of proxies by the Board of Directors of Canandaigua National Corporation for use at the Annual Meeting of Shareholders to be held Wednesday, March 12, 2003, at 1:00 p.m., at the Offices of the Corporation, 72 South Main Street, Canandaigua, NY 14424 and any adjournment thereof. Each proxy that is properly executed and returned will be voted at the meeting and, if a choice is specified therein, will be voted in accordance with the specification made. If no choice is specified, it will be voted in favor of the proposals set forth in the notice enclosed herewith. Any proxy may be revoked by the person giving it at any time prior to its exercise.

Only shareholders of record as of the close of business on January 8, 2003, are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 477,203 shares of common stock, par value $20 per share. Each share of common stock is entitled to one vote. A quorum will consist of the holders of not less than a majority of the shares entitled to vote, present either in person or by proxy.

This Proxy Statement and the accompanying proxy are being mailed by first-class mail on February 24, 2003. All expenses incurred in connection with the solicitation of proxies will be borne by the Corporation.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Beneficial Owners of Common Stock

A) The following table sets forth, as of January 8, 2003, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner ("beneficial ownership" as used in this Proxy Statement is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of the Corporation's outstanding common stock, the number of shares beneficially owned, and the percentage of the Corporation's outstanding common stock so owned and the percentage of class of the Corporation's common stock beneficially owned by all Directors and Principal Officers of the Corporation as a group:

Name and Address	Shares of Common Stock Owned	Percent of Class
All Directors and Executive Officers of Corporation as a Group (12 persons)	40,768[1]	8.54%

As of January 8, 2003, the Trust Department of The Canandaigua National Bank and Trust Company held in various fiduciary capacities 146,963 shares or 30.80 % of the outstanding shares. The Trust Department of the bank has the power to vote 28,706 of these shares.

1 Includes shares set forth in footnotes to Table B.
1.

B) Beneficial Ownership by Directors and Executive Officers:

The following table sets forth as of January 8, 2003, the amount and percentage of the common stock of the Corporation beneficially owned by each Director and each Executive Officer.
Name and Address	Shares of Common Stock Owned	Percent of Class

Patricia A. Boland Rushville NY	150	0.03%

David Hamlin, Jr Bloomfield, NY	1,665[1]	0.35%

George W. Hamlin, IV Canandaigua, NY	20,316[2]	4.26%

Stephen D. Hamlin Canandaigua, NY	4,344[3]	0.91%

James S. Fralick Canandaigua, NY	300	0.06%

Richard P. Miller, Jr. Naples, NY	60	0.01%

Caroline C. Shipley Canandaigua, NY	448[4]	0.09%

Alan J. Stone Honeoye, NY	12,252[5]	2.57%

Gregory S. MacKay Canandaigua, NY	354[6]	0.07%

Robert G. Sheridan Canandaigua, NY	204[7]	0.04%

Daniel P. Fuller Canandaigua, NY	615[8]	0.13%

Sue S. Stewart Victor, NY	60	0.01%
1 Includes 210 shares in his Self Directed IRA held by subsidiary bank and 57 shares owned by his spouse's IRA held by subsidiary bank.

2 Includes 685 shares owned individually by his spouse. George W. Hamlin, IV has the option to acquire 6,181 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement.

3 Includes 1492 shares owned individually by his spouse.

4 Includes 100 shares owned by her spouse's IRA held by subsidiary bank.

5 Includes 1,719 shares owned by his IRA held by subsidiary bank, 180 shares owned individually by his spouse, 315 shares owned by her IRA held by subsidiary bank, and 1,338 shares owned by his children under Trust Agreements.

6 Includes 59 shares owned by his IRA held by subsidiary bank, 3 shares owned individually by his spouse, and 48 shares owned by his two children. Gregory S. MacKay has the option to acquire 870 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement.

7 Includes 54 shares owned as custodian for his three children under New York Uniform Transfers to Minors Act and 30 shares owned by his IRA held by subsidiary bank. Robert G. Sheridan has the option to acquire 1,362 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement.

8 Includes 90 shares owned individually by his spouse and 288 shares owned as custodian for his two children under New York Uniform Transfers to Minors Act.
2.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The family relationships between the above-named Directors are as follows: Stephen Hamlin is the first cousin of George Hamlin. David Hamlin, Jr., is a second cousin of George and Stephen Hamlin.

Directors and Executive officers of Canandaigua National Corporation and their associates are, as they have been in the past, customers of, and have had financial transactions with, The Canandaigua National Bank and Trust Company, and additional transactions may be expected to occur in the future between such persons and the bank or other subsidiaries of the Corporation. Any loans from The Canandaigua National Bank and Trust Company to such persons and their associates outstanding at any time since the beginning of 2002 were made in the ordinary course of business of the bank and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than normal risk of collectibility or present other unfavorable features.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act Canandaigua National Corporation's directors and officers are required to report their ownership of the Common Stock and options and any changes in that ownership to the Securities and Exchange Commission. Based solely on a review of copies of such reports of ownership furnished to the Company or written representations that no forms were necessary Canandaigua National Corporation believes that these filing requirements were satisfied by its Directors and Officers except: Form 4 filed by George W. Hamlin IV in connection with transfer of shares from the estate of his father Frank H. Hamlin was filed one day late; Form 4 reports for reporting of incentive stock option grants to George W. Hamlin,IV, Robert G. Sheridan and Gregory S. Mackay were not filed and have been reported on a timely filed Form 5 for each individual. All incentive stock option grants were made under the terms of the Company's incentive stock option plan as approved by the shareholders and details of such grants are set forth annually in the Proxy Statement.

ITEM 1

ELECTION OF DIRECTORS

The number of Directors to be elected at the 2003 Annual Meeting is four. Directors are elected by a plurality of votes cast assuming the existence of a quorum at the meeting. If elected, Class 1 Directors hold office for three years and until their successors are elected and qualified. Votes are counted manually by Judges of Election appointed by the Board of Directors. Abstentions and broker non-votes are counted for the purpose of establishing a quorum but are not counted as votes for or against any proposition. Management has nominated as Directors, and recommends the election, of the four persons listed below as Class 1 Directors. Nominee Caroline C. Shipley is a member of the present Board and was first elected by the Shareholders of the Corporation at the Annual Meeting held in 1984. Nominee George W. Hamlin, IV is a member of the present Board and was first elected by the Shareholders of the Corporation at the Annual Meeting held in 1984. Nominee David Hamlin, Jr. is a member of the present Board and was first elected by the Shareholders of the Corporation at the Annual Meeting held in 1993. Nominee Sue S. Stewart is a member of the present Board and was first elected by the Shareholders of the Corporation at the Annual Meeting held in 2000. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If at the time of the Annual Meeting any of them becomes unavailable for election, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors. Management has no reason to believe that any substitute nominees will be required.

The Board of Directors recommends a vote FOR the election of all four nominees.

3.

INFORMATION ON DIRECTORS AND NOMINEES

Incumbent Class 1 Directors - Term Expiring 2003

		Year First Elected or Appointed to:
Name	Age	Corporation	Bank	Principal Occupation for Past Five Years

Caroline C. Shipley	63	1984	1984

Present - Retired. Treasurer, First Congregational Church; Treasurer, Ontario Children's Home; Member Board of Education Canandaigua City School District since 1979; Past President New York State School Boards Association

George W. Hamlin, IV	61	1984	1979

President, CEO, CRA and Trust Officer - The Canandaigua National Bank and Trust Company - April 1979 - present; Director of the Buffalo Branch Federal Reserve Bank of New York - 1992 - 1996; Director of the Federal Reserve Bank of New York 1997 - 2003

Sue S. Stewart	59	2000	2000	Present - Retired Partner- Nixon, Peabody, LLP: Managing Partner Rochester Office, 1998 - 2001

David Hamlin, Jr.	59	1993	1993	Present - Farmer Retired Colonel, USAF; Vice Chairperson, Board of Directors - Mercy Flight Central; Community Leader

Class 3 Directors - Term Expiring 2004

		Year First Elected or Appointed to:
Name	Age	Corporation	Bank	Principal Occupation for Past Five Years

Robert G. Sheridan	54	1984	1992	Senior Vice President and Cashier - The Canandaigua National Bank and Trust Company - 1989 - present; President - CNB Mortgage Company 2002- present

Patricia A. Boland	67	1986	1986	Retired Educator; Retired Mayor - City of Canandaigua

Alan J. Stone	62	1986	1986

Director, Stone Construction Equipment, Inc. 1968 - present; Managing Partner, Stone Properties July 1986 - present; Chairman of the Board, Canandaigua National Corporation 1994 - present; CEO, Stone Construction Equipment, Inc. until 1986

Richard P. Miller, Jr.	59	1998	1998	Vice Chancellor & Chief Operating Officer - State University of New York 2000 - present; Senior Vice President & Chief Operating Officer University of Rochester 1996 - 2000

4.

Class 2 Directors - Term Expiring 2005

		Year First Elected or Appointed to:
Name	Age	Corporation	Bank	Principal Occupation for Past Five Years

Stephen D. Hamlin	66	1984	1973	Present - Retired Cultural Leader; Chief Executive Officer, Sonnenberg Gardens February 1996-2000

James S. Fralick	60	1998	1998	Adjunct Professor - Economics - Syracuse University 1998 - present; Retired Director, European Economic Research - Morgan Stanley & Co. - 1993 1997

Daniel P. Fuller	52	1996	1996	President and General Manager- Bristol Mountain Ski Resort - December 1984 - present

COMMITTEES OF THE BOARD OF DIRECTORS

The Directors of Canandaigua National Corporation and the Directors of The Canandaigua National Bank and Trust Company are the same persons.

The Corporation has an Audit Committee, but does not have standing Compensation or Nominating Committees. These functions are performed by committees of The Canandaigua National Bank and Trust Company.

The Audit Committee consists of four (4) Directors who are not employees of the subsidiary bank and who are appointed annually by the Board of Directors. Members of the Committee are:

David Hamlin, Jr.	Patricia A. Boland
James S. Fralick	Caroline C. Shipley

The Audit Committee met eight (8) times during 2002 to supervise the internal audit and compliance activities of the Bank. The function of the Committee is to make or cause to be made suitable examinations every year and to insure that the Bank's activities are being conducted in accordance with the law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit Committee recommends to the Board of Directors the services of a reputable independent certified public accounting firm, and the Board of Directors then appoints the independent certified public accounting firm at the annual organizational meeting of Directors. The Committee receives and reviews the reports of the independent certified public accounting firm and presents them to the Board of Directors with comments and recommendations. At least once during each twelve-month period, this Committee makes audits of the Trust Department or causes audits to be made and ascertains whether an adequate review of all the assets in each trust has been made.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of 4 directors, each of whom is independent as defined by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

5.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2002, financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has determined that the provision of the Services described below is compatible with maintaining the accountant's independence.

The Corporation appointed KPMG LLP as auditors for the fiscal year ended December 31, 2002. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP:

Financial Statement Audit:	$88,000

All other fees:
Audit related fees (1)	$60,000

Other non-audit fees - income tax compliance	$24,650

(1)Audit related fees consist of audits of financial statements of employee benefit plans, internal audit services, and regulatory compliance audits.

Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10 K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

James S. Fralick, Chair
Patricia A. Boland
David Hamlin, Jr.
Caroline C. Shipley

The Officers' Compensation Committee consists of four (4) Directors who are not employees of the subsidiary bank and who are appointed by the Board of Directors each year. Members of the Committee are as follows:

Daniel P. Fuller	Alan J. Stone
Richard P. Miller	Caroline C. Shipley

The Officers' Compensation Committee met five (5) times during 2002 to perform annual reviews of officers' performance. Based on the Committee's reviews, recommendations on officers' titles and salaries for the upcoming year are made to the Board of Directors for approval.

The Nominating and Governance Committee consists of five (5) Directors who are not employees of the subsidiary bank and who are appointed by the Board of Directors each year. Members of the Committee are as follows:

Patricia A. Boland	Daniel P. Fuller	Caroline C. Shipley
Sue S. Stewart	Richard P. Miller, Jr.

The Nominating and Governance Committee met one (1) time during 2002 to determine personal and professional qualifications for Board of Director candidates. The Committee reviews the qualifications of and interviews candidates for Director and makes recommendations to the Board of Directors for approval.

6.

In addition, the Board will consider recommendations submitted by Shareholders. Any Shareholder wishing to make such a recommendation should submit it to the Secretary of the Corporation. Notice of intention to make any nominations, other than by the Board of Directors, must be made in writing and must be received by the Secretary of the Corporation no less than twenty (20) days prior to any meeting of Shareholders called for the election of Directors. Such notification should contain the following information to the extent known to the notifying Shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; and (d) the number of shares of common stock of the Corporation owned by the notifying Shareholder.

The Board of Directors of the Corporation held twelve (12) meetings during 2002. No incumbent Director of the Bank or of the Corporation attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the Committees of which they were members.

BOARD OF DIRECTORS COMPENSATION

For the years 2002 and 2001 no compensation was paid to members of the Board of Directors of Canandaigua National Corporation. For the year 2002 the Chairman of the Board of Directors of The Canandaigua National Bank and Trust Company was compensated at the rate of $800 per meeting attended and the remaining members were paid at the rate of $700 per meeting attended.

EXECUTIVE OFFICERS

The following table sets forth selected information about the Executive Officers of the Corporation each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

Name	Office and Position with Corporation	Held Since	Number of Shares Beneficially Owned	Age

George W. Hamlin, IV*	President	1984	20,316[1]	61

Robert G. Sheridan*	Secretary	1984	204[2]	54

Gregory S. MacKay*	Treasurer	1988	354[3]	53

*All of the Executive Officers of the Corporation are officers of the subsidiary bank and have served as officers of the subsidiary bank for the past five (5) years.

1 Includes 685 shares owned individually by his spouse. George W. Hamlin, IV has the option to acquire 6,181 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement.

2 Includes 54 shares owned as custodian for his three children under New York Uniform Transfers to Minors Act and 30 shares owned by his IRA held by subsidiary bank. Robert G. Sheridan has the option to acquire 1,362 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement.

3 Includes 59 shares owned by his IRA held by subsidiary bank, 3 shares owned individually by his spouse, and 48 shares owned by his two children. Gregory S. MacKay has the option to acquire 870 shares under the terms of the Company's 1998 Stock Option Plan as described under the "Stock Options" Section of this Proxy Statement.

7.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation				Long-Term Compensation
					Awards	Other Compensation
	Year	Salary ($)	Bonus ($)	Other Annual Compensation (Management Group Life Insurance) ($)	SARs PSAs Stock Options	Defined Contribution Plan ($)	ESOP ($)
George W. Hamlin, IV President	2000 2001 2002	253,344 260,437 267,208	36,390 93,760 77,888	9,972 9,855 9,855	See Tables Below	18,042 15,252 25,177	1,820 1,962 2,179
Robert G. Sheridan Secretary	2000 2001 2002	108,690 121,733 124,898	16,813 38,848 32,513	3,489 3,447 3,447	See Tables Below	12,076 9,885 18,222	1,163 1,405 1,361
Gregory S. MacKay Treasurer	2000 2001 2002	105,962 108,928 113,432	44,809 36,560 9,058	4,209 4,156 4,156	See Tables Below	11,764 9,628 17,609	1,134 1,257 1,236

STOCK APPRECIATION RIGHTS (SAR)
PHANTOM STOCK AWARDS (PSA)

The following table sets forth below the aggregated SAR and PSA values at January 31, 2003, for the named executive officers. The value of the SARs and PSAs reflected in the table are based on the per SAR and per PSA value of $121 minus the related exercise price. The per SAR and per PSA values were frozen at $121 by the Board of Directors effective January 1, 1999. No Stock Appreciation Rights nor Phantom Stock Awards were made after 1998.

Name	Total number of unexercised SARs and PSAs at January 31, 2003		Total Value of Unexercised in-the-money SARs and PSAs at January 31, 2003
	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
George W. Hamlin, IV	196.89	None	7,941	None
Robert G. Sheridan	118.14	1,362.12	4,765	164,816
Gregory S. MacKay	118.14	1,362.12	4,765	164,816

During 2002 the named executive officers exercised Stock Appreciation Rights and Phantom Stock Awards as follows:

Name	Stock Appreciation Rights		Phantom Stock Awards
	# Exercised	Value Realized ($)	# Exercised	Value Realized ($)
George W. Hamlin, IV	110.25	4,812	None	None
Robert G. Sheridan	66.15	2,887	None	None
Gregory S. MacKay	66.15	2,887	None	None

8.

STOCK OPTIONS

During 2002 the Company granted options pursuant to the Company's 1998 Stock Option Plan. The Table below shows the relevant information pertaining to the grant of options during the past three years to named executive officers.

Name	Year	Securities Underlying Number of Options	% of Total Options Granted in Fiscal Year	Exercise Price $/share	Expiration Date (1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for the Option Term ($) (1)
						5%	10%
George W. Hamlin, IV President	2000 2001 2002	1,113 1,794 1,728	25% 25% 22%	145.73 150.28 157.64	2006 2006 2006	55,161 74,484 58,704	125,142 164,591 126,422
Robert G. Sheridan Secretary	2000 2001 2002	669 1,077 1,035	15% 15% 13%	145.73 150.28 157.64	2013 2013 2013	86,343 128,808 115,897	239,075 346,100 302,350
Gregory S. MacKay Treasurer	2000 2001 2002	669 None None	15% N/A N/A	145.73 N/A N/A	2014 N/A N/A	95,535 N/A N/A	272,731 N/A N/A

(1) Since the stock options have no stated expiration date the expiration date for these calculations is the year of the grantee's 65th birthday considered normal retirement age.

The following table sets forth below the aggregated option values at January 31 2003 for the named executive officers using an estimated market price of $171.88 the latest average market value in 2002 in a public auction.

	Total number of securities underlying unexercised options at January 31, 2003		Total Value of unexercised in-the-money options at January 31, 2003
Name	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
George W. Hamlin, IV	6,181	2,238	231,199	56,935
Robert G. Sheridan	1,362	3,690	70,440	102,515
Gregory S. MacKay	870	2,655	44,985	87,780

No options were exercised by the named executive officers in 2002.

Compensation for the executive officers for whom disclosure is required by Item 402 of Regulation S K is determined by the Officers' Compensation Committee consisting of Daniel P. Fuller, Caroline C. Shipley, Richard P. Miller, Jr., and Alan J. Stone. The Committee's consideration consists of, but is not limited to, analysis of the following factors: financial performance of the Company, including return on equity, return on assets, growth of the Company, and management of assets and liabilities. In addition, the Officers' Compensation Committee conducts a comparison study of the Company's executive compensation with the executive compensation for comparable positions in similar companies within the Company's peer group. The Committee also considers intangible factors such as the scope of responsibility of the executive, leadership within the Company, the community, and within the industry, and whether the Company, under the executive's leadership, has been able to serve worthwhile public purposes while enhancing shareholder value. All of these factors are considered in the context of the market for the Company's products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.

9.

PERFORMANCE GRAPH

The performance graph shown below is required to be set forth in the Proxy Statement by Item 402 (1) of Regulation S-K. The theory incorporated into this requirement is that all corporations have organized orderly markets in which to exchange their securities. The graph is provided so that Shareholders and prospective Shareholders can compare market results with peer companies or with indexes of companies in similar businesses or having similar capitalization, e.g., those companies which are listed on the NASDAQ or NYSE.

THE CORPORATION'S COMMON STOCK IS NOT LISTED WITH A NATIONAL SECURITIES EXCHANGE, NOR IS IT TRADED IN THE OVER-THE-COUNTER MARKET. THE CORPORATION'S COMMON STOCK IS NOT ACTIVELY TRADED; LESS THAN 1% OF THE CORPORATION'S OUTSTANDING SHARES HAVE BEEN BOUGHT AND SOLD IN ANY YEAR REPRESENTED IN THE GRAPH. DUE TO THE EXTREMELY LIMITED NUMBER OF TRANSACTIONS, THE AVERAGE SALE PRICE OF THE CORPORATION'S COMMON STOCK USED IN THE GRAPH MAY NOT BE INDICATIVE OF THE ACTUAL MARKET VALUE OF THE CORPORATION'S COMMON STOCK. THE GRAPH SET FORTH BELOW DEPICTS THE AVERAGE SALE PRICE OF THE CORPORATION'S COMMON STOCK BASED ONLY UPON TRANSACTIONS FOR WHICH THE CORPORATION HAS PRICE INFORMATION. THERE ARE PURCHASES AND SALES OF THE CORPORATION'S COMMON STOCK FOR WHICH THE CORPORATION HAS NO PRICE INFORMATION; THEREFORE, THE ACTUAL AVERAGE SALE PRICE OF ALL SHARES BOUGHT AND SOLD IN ANY QUARTER MAY BE DIFFERENT THAN SET FORTH IN THE GRAPH.

# *Canandaigua National Corporation*

## Total Return Performance

Canandaigua National Corporation
SNL $500M-$1B Bank Index
SNL Mid-Atlantic Bank Index
Index Value
200
175
150
125
100
75
12/31/97
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02

	Period Ending

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Canandaigua National Corporation	100.00	110.71	138.29	146.39	157.68	176.42
SNL $500M-$1B Bank Index	100.00	98.32	91.02	87.12	113.02	144.30
SNL Mid-Atlantic Bank Index	100.00	110.87	140.86	172.62	162.68	125.11
10.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors selected KPMG LLP as independent certified public accountants of Canandaigua National Corporation for the year ended December 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they so desire.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the Corporation's Proxy Statement and form of Proxy relating to the 2004 Annual Meeting of Shareholders, which is anticipated to be held on March 10, 2004, a Shareholder proposal must be received by the Corporate Secretary at the address set forth on the first page of this Proxy Statement not later than October 28, 2003. Shareholders intending to submit proposals to be included in the company's Proxy Statement must comply with the provisions of 17 CFR 240.14a-8. Proposals so presented may be excluded from the proxy solicitation materials if they fail to meet the criteria established under the Exchange Act.

FINANCIAL INFORMATION

Incorporated by reference and made a part hereof is the Annual Report of Canandaigua National Corporation for the year ending December 31, 2002, which is enclosed with this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the 2003 Annual Meeting of Shareholders. However, if other matters should come before the meeting, it is the intention of each person named in the Proxy to vote it in accordance with his or her judgment on such matters.

By Order of the Board of Directors

/s/ George W. Hamlin, IV
George W. Hamlin, IV
Secretary - Board of Directors
February 24, 2003